                                                           Rule 424(b)(3)
                                                           File No. 33-62479

Pricing Supplement: No. 44                                 Dated: March 20, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)




U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series G

(Registered Notes - Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000         Issue Price: 100 %

Original Issue Date: March 27, 1997        Stated Maturity Date: April 1, 1999

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
            (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
            (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
            (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:    [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
              [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Monthly

Interest Payment Period: Monthly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 1st day of each month, beginning May 1, 1997, up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 1st day of each month, beginning May 1, 1997, up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each interest Reset Date.

                                                           Rule 424(b)(3)
                                                           File No. 33-62479

Pricing Supplement No. 44                                  Dated: March 20, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)


Initial Interest Rate: To be determined

Index Maturity: 1- month

Day Count Convention: Act/360

Maximum Interest Rate: N/A                 Minimum Interest Rate: N/A

Spread (+/-): +.14%                        Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
            Initial Redemption Date:

     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Discount or Commission: .096%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                       NO. 44 UNDER MTN-SERIES G PROGRAM: $1,329,750,000.00
                   b)  CUSIP #42333HHD7

Agent: Lehman Brothers Inc.                          Chase Securities Inc.
       Three World Financal Center, 12th Floor and   270 Park Avenue
       New York, New York 100285                     New York, New York 10017

                                                           Rule 424(b)(3)
                                                           File No. 33-62479

Pricing Supplement: No. 45                                 Dated: March 24, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series G

(Registered Notes - Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $150,000,000        Issue Price: 100 %

Original Issue Date: March 27, 1997        Stated Maturity Date: April 15, 1998

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
            (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
            (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
            (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:    [] Commercial Paper Rate [] LIBOR [] Treasury Rate
              [] Federal Funds Rate [X] Prime Rate [] Other:

Interest Reset Period: Daily

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
Each Business Day, up to but excluding the Stated Maturity Date, provided that there will be a 2 Business Day cutoff prior to each Interest Payment Date and the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): July 15, 1997, October 15, 1997, January 15, 1998 and the Stated Maturity Date

Interest Determination Date(s): Daily- prior day Prime Rate.

                                                          Rule 424(b)(3)
                                                          File No. 33-62479




Pricing Supplement No. 45                                 Dated:  March 24, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)





Initial Interest Rate: To be determined

Index Maturity: Daily

Day Count Convention: Act/360

Maximum Interest Rate: N/A                 Minimum Interest Rate: N/A

Spread (+/-): -2.70%                       Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .06%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 45
                       UNDER MTN-SERIES G PROGRAM: $1,379,750,000.00
                   b)  CUSIP #42333HHE5

Agent:  Lehman Brothers Inc.
        Three World Financal Center, 12th Floor and
        New York, New York 100285

                                                           Rule 424(b)(3)
                                                           File No. 33-62479

Pricing Supplement: No. 46                                 Dated: March 24, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series G

(Registered Notes - Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000                  Issue Price: 100 %

Original Issue Date: March 27, 1997        Stated Maturity Date: April 7, 1998

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
            (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
            (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
            (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:    [] Commercial Paper Rate [] LIBOR [] Treasury Rate
              [] Federal Funds Rate [X] Prime Rate [] Other:

Interest Reset Period: Daily

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
Each Business Day, up to but excluding the Stated Maturity Date, provided that there will be a 2 Business Day cutoff prior to each Interest Payment Date and the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): July 7, 1997, October 7, 1997, January 7, 1998 and the Stated Maturity Date

Interest Determination Date(s): Daily- prior day Prime Rate.

                                                          Rule 424(b)(3)
                                                          File No. 33-62479

Pricing Supplement No. 46                                 Dated:  March 24, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



Initial Interest Rate: To be determined

Index Maturity: Daily

Day Count Convention: Act/360

Maximum Interest Rate: N/A                 Minimum Interest Rate: N/A

Spread (+/-): -2.70%                       Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .06%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 46
                       UNDER MTN-SERIES G PROGRAM: $1,529,750,000.00
                   b)  CUSIP #42333HHF2

Agent: Merrill Lynch & Co.
       250 Vesey Street
       New York, NY 10281